EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Amendment No. 13 to the Registration Statement on Form F-1 of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Ltd) of our report dated May 10, 2023, relating to our audits of the financial statements of the Innovation Beverage Group Limited for the years ended December 31, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

June 21, 2023